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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): OCTOBER 31, 2004


                              GALAXY MINERALS, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


           FLORIDA                  333-95549                  65-0974212
           -------                  ---------                  ----------
       (State or other             (Commission              (I.R.S. Employer
jurisdiction of incorporation)     File Number)            Identification No.)


                           500 PARK AVENUE, SUITE 203
                           LAKE VILLA, ILLINOIS 60046
                           --------------------------
               (Address of principal executive offices) (zip code)


                                 (847) 265-7600
                                 --------------
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)



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ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         This disclosure covers a material definitive agreement relating to the Treasure King, Copper Mountain and Monster Projects and the Oatman Project in Arizona. (See Exhibit 10.1.)

         As of October 31, 2004, we entered into a Project Acquisition Agreement with Searchlight Exploration, LLC ("Searchlight"), and the McIntyre/Bauman New Jersey Trust ("Trust"), collectively known as "Claimholders". Claimholders own a full and undivided interest in each of the unpatented mining claims and the mineral rights to the patented mining claims in that Property known as the "Treasure King Property", the "Copper Mountain Property", the "Yaba" or "Monster Property" and the "Oatman Project", as detailed in Exhibit 10.1. The purpose of this Agreement is to obtain a lease and earnings of 75% of the net profits and 95% of the net smelter returns royalty in the unpatented placer and/or lode mining claims and an option to purchase the Property. We have no prior material relationship with Claimholders. The term of the Agreement is three years, with our sole option to extend the term for up to three additional three-year terms, until October 31, 2016.

         Pursuant to the terms of the Agreement, we will make an initial payment of $5,000 to Claimholders by December 1, 2004, and issue Claimholders 250,000 of common stock payable as follows: 187,500 shares to Searchlight and 62,500 shares to the Trust. In addition, during the term of the lease, we will pay Claimholders quarterly payments of $10,000 each commencing on March 1, 2005.

         During the lease, we are obligated to spend $100,000 by October 31 of each year of the Agreement on work expenditures for exploration and development of the Property. The work expenditures must include work at the Oatman Project and at least one other project each year.

         We have the option to terminate the entire Agreement upon 30 days written notice. We also have the right to terminate the lease portion of the Agreement by exercising our purchase option. We may exercise our purchase option by completing a positive feasibility study for the Property, having our Board of Directors make an affirmative production decision for the Property, and presenting satisfactory evidence of financing to Claimholders. Upon presentation to Claimholders of the necessary findings, we will receive title to 100% interest in the Property. Claimholders will receive 25% net profits interest in the Property and 5% net smelter returns royalty.



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EXHIBITS

     ITEM NO.      DESCRIPTION
     --------      -----------

     10.1 Project Acquisition Agreement with Searchlight Exploration, LLC, and the McIntyre/Bauman New Jersey Trust, dated as of October 31, 2004





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               Galaxy Minerals, Inc.


Dated:  November 5, 2004                       /s/ Matthew S. Symonds
                                               ---------------------------------
                                               By: Matthew S. Symonds
                                               Its: CEO/President


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